UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2014

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to 2006 Employee Stock Purchase Plan

On June 4, 2014, at the 2014 Annual Meeting of the Stockholders (the “Annual Meeting”) of BioMarin Pharmaceutical Inc. (“BioMarin” or the “Company”), BioMarin’s stockholders approved amendments to the Company’s Amended and Restated 2006 Employee Stock Purchase Plan (the “2006 ESPP”) to: (i) increase the aggregate number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), authorized for issuance under the 2006 ESPP from 2,500,000 to 3,500,000 shares; and (ii) extend the term of the 2006 ESPP to May 2, 2018.

The amendments to the 2006 ESPP had been previously approved, subject to stockholder approval, by the Board of Directors of BioMarin. The amendments to the 2006 ESPP became effective immediately upon stockholder approval at the Annual Meeting.

A summary of the material terms of the 2006 ESPP is set forth in BioMarin’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 22, 2014 (the “Proxy Statement”). That summary and the foregoing description are qualified in their entirety by reference to the text of the 2006 ESPP, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2014, BioMarin held the Annual Meeting at the Cavallo Point Lodge, 601 Murray Circle, Fort Baker, Sausalito, CA. A total of 145,898,520 shares of Common Stock were entitled to vote as of April 7, 2014, the record date for the Annual Meeting. There were 133,214,373 shares of Common Stock present in person or represented by proxy at the Annual Meeting, at which the stockholders were asked to vote on four (4) proposals, each of which is described in more detail in the Proxy Statement. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors

Directors Elected	Vote For	Withheld	Broker Non-Votes
Jean-Jacques Bienaimé	120,238,424	4,749,465	8,226,484
Kenneth M. Bate	115,276,379	9,711,510	8,226,484
Michael Grey	124,506,772	481,117	8,226,484
Elaine J Heron, Ph.D.	124,108,548	879,341	8,226,484
Pierre Lapalme	123,171,342	1,816,547	8,226,484
V. Bryan Lawlis, Ph.D.	124,470,524	517,365	8,226,484
Richard A. Meier	124,509,924	477,965	8,226,484
Alan J. Lewis	112,687,917	12,299,972	8,226,484
Dennis J. Slamon, M.D., Ph.D.	124,688,185	299,704	8,226,484
William D. Young	122,668,651	2,319,238	8,226,484

Based on the votes set forth above, each of the ten nominees set forth above was duly elected to serve as a director of BioMarin for a one year term, or until his or her respective successor has been duly elected and qualified at the next annual meeting of stockholders of BioMarin.

Proposal 2. Vote on the Amendments to the 2006 Employee Stock Purchase Plan

The vote to approve amendments to the 2006 ESPP, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
124,272,924	521,620	193,345	8,226,484

Based on the votes set forth above, the amendments to the 2006 ESPP, as set forth in the Proxy Statement, were approved by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
110,051,643	14,725,509	210,737	8,226,484

Based on the votes set forth above, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, was approved in an advisory vote by the stockholders.

Proposal 4: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the fiscal year ending December 31, 2014 received the following votes:

For	Against	Abstain
132,345,005	657,499	211,869

Based on the votes set forth above, the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2014 was duly ratified by the stockholders.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number		Description

10.1	†	BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Plan, as adopted on June 21, 2006 and as amended on March 5, 2014.

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: June 9, 2014	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel

EXHIBIT INDEX

10.1	†	BioMarin Pharmaceutical Inc. Amended and Restated 2006 Employee Stock Plan, as adopted on June 21, 2006 and as amended on March 5, 2014.

†	Management contract or compensatory plan or arrangement.